Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

Board of Directors

Georgetown Bancorp, Inc.

Georgetown, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Georgetown Bancorp, Inc. of our report dated February 10, 2012, relating to the consolidated financial statements of Georgetown Bancorp, Inc. as of and for the years ended December 31, 2011 and 2010 which appear in Georgetown Bancorp, Inc.’s Prospectus (File No. 333-180018) filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, on May 31, 2012.

/s/Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts

July 24, 2012